UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

SUPERTEX, INC.

(Exact name of registrant as specified in its charter)

California	0-12718	94-2328535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1235 Bordeaux Drive, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 408-222-8888

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry Into a Material Definitive Agreement.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01	Financial Statements and Exhibits.

Signatures

Item 1.01	Entry into a Material Agreement.

Starting on February 7, 2014, Supertex, Inc., a California corporation (“Registrant”), entered into Indemnification Agreements in the form attached hereto as Exhibit 10.10 with its current directors and officers providing them with indemnification and expense advancement to the maximum extent authorized or permitted by the provisions of the California Corporations Code and other applicable law and the Articles of Incorporation and Bylaws of the Company. The Company intends to enter into such form of agreement with future elected officers and directors as well.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2014, Registrant’s board of directors adopted the amendment attached as Exhibit 10.11 to its 2009 Equity Incentive Plan. Under this amendment, options currently held by or in the future granted to outside directors under that plan would be accelerated in full upon a ‘change in control” as defined in such plan. Previously such options were accelerated by one year in such event. For example, were a “change in control” to occur prior to Registrant’s next annual shareholders meeting typically scheduled at the end of the summer, 12,000 additional options held by each outside directors would be accelerated as a result of this amendment, bringing the total accelerated options for each outside director to 19,000.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.10	Form of Indemnification Agreement between Registrant and its Officers and Directors.

10.11	Amendment dated February 7, 2014, to Registrant’s 2009 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertex, Inc. (Registrant)

Date: February 10, 2014	By	/s/ Henry C. Pao
	Name	Henry C. Pao
	Title	President and CEO

Exhibit Index

Exhibit	Description

10.10	Form of Indemnification Agreement between Registrant and its Officers and Directors.

10.11	Amendment dated February 7, 2014, to Registrant’s 2009 Equity Incentive Plan.